UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 12, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 2.03                                             Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 12, 2012, Eaglewood Property Holdings, LLC (“Eaglewood”), a wholly-owned subsidiary of AdCare Health Systems, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with the City of Springfield in the State of Ohio (“Springfield”), pursuant to which Springfield lent to Eaglewood the proceeds from the sale of its Series 2012 Bonds (as hereinafter defined).  The 2012 Series Bonds consist of: (i) $6,610,000 The City of Springfield, Ohio, First Mortgage Revenue Bonds (Eaglewood Property Holdings, LLC Project), Series 2012A (the “Series 2012A Bonds”); and (ii) $620,000 The City of Springfield, Ohio, First Mortgage Revenue Bonds (Eaglewood Property Holdings, LLC Project), Taxable Series 2012B (the “Series 2012B Bonds”; (i) and (ii) collectively, the “Series 2012 Bonds”). The Series 2012 Bonds were issued pursuant to an Indenture of Trust, dated as of April 12, 2012 (the “Indenture”), between Springfield and BOKF, NA, doing business as Bank of Oklahoma, as Trustee (the “Trustee”).  Eaglewood anticipates using the proceeds from issuance of the Series 2012 Bonds to: (i) re-finance the Company’s acquisition of the Eaglewood Village facility, an 80-unit assisted living facility located in Springfield, Ohio (the “Facility”); (ii) make certain repairs and improvements to the Facility; (iii) fund certain reserves; and (iv) pay the cost of the issuance of the Series 2012 Bonds.

Eaglewood is required to make all of its payment obligations under the Loan Agreement directly to the Trustee in such amounts as will enable the Trustee to pay, when due, the principal of, premium, if any, and interest on, the Series 2012 Bonds and all other amounts, fees, penalties, premiums, adjustments, expenses, counsel fees and other payments due pursuant to the terms of the Indenture.  The Series 2012A Bonds mature on May 1, 2042 and bear interest at 7.65% annually. The Series 2012B Bonds mature on May 1, 2021 and bear interest at 8.50% annually.

Pursuant to a Guaranty Agreement, dated as of April 12, 2012, entered into by the Company for the benefit of the Trustee, the Company guaranteed the prompt payment and performance, as and when due, of payments due under the Loan Agreement, and Eaglewood’s other obligations under the Loan Agreement.

As security for its obligations under the Loan Agreement, Eaglewood entered into an Open-End Mortgage, Assignment of Leases and Rents and Security Agreement (the “Security Agreement”), dated as of April 12, 2012, by and between Eaglewood and the Trustee.  The Security Agreement: (i) granted the Trustee a first lien on and security interest in all of the land, buildings and other improvements that constitute the Facility, and in and to the lease payments and all of Eaglewood’s other personal property now or hereafter located in the Facility; and (ii) collaterally assigned the lease to the Trustee.

Eaglewood also entered into a Land Use Restriction Agreement, dated as of April 12, 2012, by and between Eaglewood and the Trustee, in which Eaglewood covenants that it will cause the

Facility to comply with the requirements of certain sections of the Internal Revenue Code of 1986, as amended, and that it will not knowingly take or permit any action to be taken that would adversely affect the exemption of interest on the Series 2012A Bonds from federal income taxation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer